Exhibit 99.(16)

POWER OF ATTORNEY

The undersigned constitutes Joseph F. Keefe, Maureen L. Conley and John Boese, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, the registration statement on Form N-14 of Pax World Funds Series Trust I (the “Trust”) in connection with the merger of Women’s Equity Fund, a series of Professionally Managed Portfolios, into a corresponding series of the Trust.

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.  The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of the 13th day of June, 2007.

/s/ Carl H. Doerge, Jr.
Carl Doerge, Jr.

/s/ Louis F. Laucirica
Louis Laucirica

Cynthia Hargadon

Laurence A. Shadek

/s/ Sanford C. Sherman
Sanford C. Sherman

/s/ Nancy S. Taylor
Nancy S. Taylor

POWER OF ATTORNEY

The undersigned constitutes Joseph F. Keefe, Maureen L. Conley and John Boese, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, the registration statement on Form N-14 of Pax World Funds Series Trust I (the “Trust”) in connection with the merger of Women’s Equity Fund, a series of Professionally Managed Portfolios, into a corresponding series of the Trust.

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.  The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 13th day of June, 2007.

/s/ Adrian P. Anderson
Adrian P. Anderson